1 June 2009 Zions Bancorporation Capital Augmentation Actions Exhibit (a)(5)(c)

Forward-Looking Statements
This presentation contains statements that relate to the projected performance of Zions Bancorporation and elements of or affecting such performance, including statements with respect to the beliefs, plans, objectives, goals, guidelines, expectations, anticipations and estimates of management.  These statements constitute forward-looking information within the meaning of the
Private Securities Litigation Reform Act.  Actual facts, determinations, results or achievements may differ materially from the statements provided in this presentation since such statements involve significant known and unknown risks and uncertainties.
Factors that might cause such differences include, but are not limited to:  the level of participation in the tender offer or exchange offer discussed in this presentation; the purchase price actually paid by Zions Bancorporation in its modified Dutch auction tender offer for outstanding preferred stock; competitive pressures among financial institutions; economic, market and business conditions, either nationally or locally in areas in which Zions Bancorporation conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets; adverse legislation or regulatory changes and other factors described in Zions Bancorporation’s Annual Report on Form
10-K for the year ended December 31, 2008.  In addition, the statements contained in this presentation are based on facts and circumstances as understood by management of the company on the date of this presentation, which may change in the future.
Zions Bancorporation disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings.
In addition, certain assumptions used in the presentation for illustrating the potential impact  of future events on Zions’
performance contained in the credit losses and securities impairment charges in the slides entitled “Zions Stress Loan Losses”
and “Example Zions Stress Sensitivity and Capital Actions Impact” do not represent management’s forecasts or expectations, and are included solely for illustrative purposes.
Other Information
Zions Bancorporation has filed a registration statement (Registration Statement No. 333-158319, including a prospectus) with the
SEC for our common stock offering. Before you invest, you should read the Prospectus dated March 31, 2009 contained in that registration statement, the Prospectus Supplement dated June 1, 2009 and other documents Zions Bancorporation has filed with the SEC for more complete information about Zions Bancorporation and this offering. You may get these documents and other documents Zions Bancorporation has filed for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Zions
Bancorporation, any underwriter or dealer participating in the offering will arrange to send you the prospectus and other documents Zions Bancorporation has filed with the SEC if you request it by calling toll free (866)
471-2526.
This presentation does not constitute an offer to sell or the solicitation of an offer to buy any Zions Bancorporation common stock or an offer to buy or the solicitation of an offer to sell any Zions Bancorporation depositary shares, and nor shall there be any sale or purchase of securities of the company in any state or jurisdiction in which such an offer, solicitation, sale or purchase would be unlawful. Unless an exemption from the securities laws is available, any offering of Zions Bancorporation common stock may be made only by means of an effective registration statement (including related base prospectus) and prospectus supplement. The tender offer is being made only pursuant to the Offer to Purchase dated June 1, 2009, and the related letter of transmittal.

Capital Actions Announced Today
Expected Tangible
Common Impact
Common Equity Distribution Program ~ $250 mm Up to $250 million, about 16%
  of current market cap
Over 2-3 quarters
Proceeds used for Ser A
  preferred tender and for
  general corporate purposes
Goldman Sachs is sales agent
Ser A $25 par Preferred Tender ~ $50 mm Cash tender for 4 mm shares;
Modified Dutch auction
Tender range $10.00-11.50
per $25.00 par security
Goldman Sachs is dealer manager

Capital Actions Announced Today
Expected Tangible
Common Impact
Common Equity Distribution Program ~ $250 mm
Ser A $25 par Preferred Tender ~ $50 mm
Subordinated Debt Modification ~ $218 mm Unilateral addition of option to convert to Ser A or Ser C
   preferred
Applies to all $1.4 billion of
   outstanding sub debt
Debt holders can 'opt out' of
   accepting the option
Triggers debt extinguishment
   and new debt issuance--
   GAAP and tax
Part of Face - Fair value difference
   recognized as income, part is direct
    addition to common equity
Common impact amortizes over ~6 years
or upon conversion to preferred
Sub debt becomes preferred capital if
conversion option is exercised
Deferred swap gain recognition ~ $110 mm Recognize gain on debt swaps previously terminated, to the extent
  sub debt holders do not 'opt out'
Flows through income, does not amortize

Capital Actions Announced Today
•
Expected Tangible Common Equity increase
of up to $628 mm, which is ~111 bps of
tangible assets
•
All except Common Equity Distribution
Program equity expected to be completed
2Q2009

Capital Ratios—Pro Forma for
Capital Actions
Pro Forma 1Q09 Actual Actual
14.21%
9.94%*
9.18%
6.37%
Scenario 1*
14.32%
10.22%
8.86%
5.89%
4Q08
9.18% 8.28% Tangible Equity
14.21% 13.39% Total Risk Based
10.29% 9.43% Tier 1 Risk Based
6.37% 5.26% Tangible Common Equity
Scenario 2 1Q09
*Assumes regulatory disallowance of $218 MM of Tangible Equity from Subordinated Debt modification, and that no debt elects to convert to preferred stock

Reason for Capital Actions
• Replenishes capital levels to historical
ranges
• Provides additional capital cushion against
potential stress losses
• Minimizes dilution to current shareholders
• Not the result of Fed stress testing, but
guided by SCAP results

Net Charge-offs: Zions consistently ~50-80 bps
annualized better than avg of large BHC’s
(Annualized % of Avg Loans)
1.47%
2.39%
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
Zions Peer (weighted average)
Note: Peer group defined as bank holding companies with assets >= $10 billion.
Peer data source: SNL.
CNB, IBOC, and DRL excluded due to lack of NCO and average loan data in SNL.

Peer Comparison NCOs & NALs
Source: SNL (Regulatory Data)
Note: HBAN adjusted to exclude Franklin
4Q08 NCOs / Average Loans (annualized) 4Q08 NALs / Loans (period end)
First Lien Mortgages
0.38%
0.69%
0.76%
0.82%
1.38%
1.86%
3.47%
HBAN ZION BBT KEY RF STI FITB
2nd/Junior Lien Mortgages
0.30%
1.22% 1.24%
1.29%
1.74%
2.17%
2.70%
ZION HBAN KEY BBT RF FITB STI
Commercial & Industrial
0.93% 1.00%
1.16%
1.35%
1.79%
1.99%
5.79%
BBT STI ZION RF HBAN KEY FITB
Commercial Real Estate
1.18%
1.43%
1.64%
1.92%
2.33%
6.35%
18.65%
BBT HBAN STI KEY ZION RF FITB
Other Loans & Leases
1.28%
1.44%
1.58%
1.66%
1.75%
1.80%
2.48%
STI RF ZION FITB KEY HBAN BBT
Total Loans & Leases
1.29% 1.35%
1.68% 1.71% 1.75%
3.20%
7.57%
BBT HBAN STI ZION KEY RF FITB
First Lien Mortgages
0.67%
1.38%
1.50%
1.63%
2.13%
5.08%
5.22%
RF ZION KEY BBT HBAN FITB STI
2nd/Junior Lien Mortgages
0.08%
0.38%
0.52%
0.62%
0.81%
1.80%
3.00%
RF ZION HBAN BBT KEY FITB STI
Commercial & Industrial
0.59%
0.90%
0.95%
1.35%
1.71%
1.87%
2.10%
BBT RF STI ZION FITB KEY HBAN
Commercial Real Estate
2.24%
3.16% 3.20%
3.45%
3.80%
5.55%
7.18%
BBT RF ZION KEY HBAN STI FITB
Other Loans & Leases
0.32%
0.34%
0.37%
0.51% 0.51%
0.53%
0.60%
FITB HBAN STI BBT KEY ZION RF
Total Loans & Leases
1.43%
1.49%
1.70%
2.09%
2.26%
3.01%
3.23%
BBT RF KEY HBAN ZION STI FITB

Zions Stress Loan Losses
Based on Published Aggregate Treasury Adverse
Loss Factors
Zions Stress Test Loss Results Zions
12/31/08 Balance Treasury Adverse (%) * Losses
First Lien Mortgage 3,878 $              8.8% 341 $
Second Lien Mortgage 2,504 $              13.8% 346 $
Commercial & Industrial** 18,036 $            6.1% 1,100 $
Commercial Real Estate 15,393 $            8.5% 1,308 $
All Other Consumer 1,980 $              10.0% *** 198 $
Credit Cards 119 $                  22.5% 27 $
41,910 $            7.9% 3,320 $
*
From Table 2 page 6 of SCAP Overview, May 7, 2009
**
Includes $7,882 MM of Commercial & Industrial Owner Occupied
***
All Other Consumer loss factor not published in SCAP Overview, May 7, 2009. Used high loss factor for these loans.

Example Zions Stress Sensitivity
and Capital Actions Impact
($'s Millions) 2-Yr Cumulative Loss
6.9% 7.9% 8.9% 9.9%
Loan Losses
(1) $2,988 $3,320 $3,682 $4,014
Assumed Securities Impairment
(2) $200 $300 $400 $500
Total Pre-tax Losses $3,188 $3,620 $4,082 $4,514
Tier 1 Common required
(3) ($183) $43 $356 $582
Planned Capital Actions
Common Equity Issued ~$250 ~$250 ~$250 ~$250
Repurchase of Preferred ~$50 ~$50 ~$50 ~$50
Post Tax Gain on Subordinated Debt Exchange ~$218 ~$218 ~$218 ~$218
After Tax Recognition of Gain on Previously
Terminated Sub Debt Swap
~$110 ~$110 ~$110 ~$110
Tier 1 Common surplus / (deficit) $811 $585 $272 $46
(1) Total loan losses for 2009 & 2010; assumes no net change to Loan Loss Reserves
(2) In addition to portfolio and Lockhart related losses taken in Q1 2009 which are already reflected in this analysis.
      Securities losses contain both OTTI and OCI.
(3) Assumes $1,000 MM annually pre-tax, pre-provision revenue; balance sheet shrinkage by amount of Net Charge Off's;
     35% tax rate; 4.0% Tier 1 Common to RWA ratio threshold; assumes securities losses 50% OTTI and 50% OCI;
     assumes full utilization of Deferred Tax Asset

Appendix Calculation of estimates of tangible common equity impacts

Potential Preferred Tender Impact on
Tangible Common Equity
• 4.0 mm shares tendered @ $10.00 = $60 mm
tangible common ($15 per share FV discount times
4.0 mm shares)
• 3.0 mm shares tendered @ $11.50 = $40.5 mm
tangible common ($13.50 per share FV discount
times 3.0 mm shares)
• Amount shown in Capital Actions: ~$50 million

Potential Deferred Swap Gain Recognition Impact on
Tangible Common Equity
• Total deferred gain on terminated FAS 133 swaps that hedged
Zions’ sub debt as of 1Q09 = $200 mm
• The gain will be immediately recognized as pre-tax income for all debt that that is modified by the conversion feature; for illustrative purposes only, assumes 15 - 20% will choose to
exchange (“opt out”) to notes that are not modified
• Pre-tax earnings: $160 – 170 mm ($200 mm times 0.80 or 0.85)
• After tax tangible common increase: $104 - 110.5 mm (35% tax rate
• Amount shown in Capital Impact: ~ $110 mm

Potential Sub Debt Modification
Impact on Common Equity
Illustrative Hypothetical Scenarios
($'s Millions)
Face Value of Current Sub Debt $1,400 $1,400 $1,400 $1,400
Assumed % Accepting Modification 60% 80% 80% 85%
Face Value of Modified Debt $840 $1,120 $1,120 $1,190
Actual Fair Value of Debt May 29 (70% of par) $588 $784 $784 $833
Assumed Trading % of Par ~ June 29 70% 70% 80% 90%
FV of Modified Debt ~ June 29 $588 $784 $896 $1,071
Assumed Value of Option to Convert
   (= FV June 29 - FV May 29) $0 $0 $112 $238
Pre-tax Gain of Debt Extinguishment $252 $336 $224 $119
   (=Face Val of Modified Debt - FV June 29
     - Assumed Value of Option)
Tangible Common Equity Increase $164 $218 $258 $315
   (= Value of Option + (Pre-Tax Gain x .65))*
Amount Shown in Capital Impact ~$218 mm
* Assumes 35% tax rate

Zions Bancorporation Capital Augmentation Discussion 1 June 2009